Control Number : 25202698

STATE OF GEORGIA

Secretary of State

Corporations Division
313 West Tower
2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

CERTIFICATE OF INCORPORATION

I, **Brad Raffensperger**, the Secretary of State and the Corporation Commissioner of the State of Georgia, hereby certify under the seal of my office that

Worthy Wealth Media, Inc.
a **Domestic Profit Corporation**

has been duly incorporated under the laws of the State of Georgia on **10/16/2025** by the filing of articles of incorporation in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on **10/20/2025**.

Brad Raffensperger
Secretary of State

ARTICLES OF INCORPORATION

Electronically Filed
Secretary of State
Filing Date: 10/16/2025 10:33:48 PM

BUSINESS INFORMATION	
CONTROL NUMBER	25202698
BUSINESS NAME	Worthy Wealth Media, Inc.
BUSINESS TYPE	Domestic Profit Corporation
EFFECTIVE DATE	10/16/2025
SHARES	100

PRINCIPAL OFFICE ADDRESS	
ADDRESS	11175 Cicero Drive, Suite 100, Alpharetta, GA, 30022, USA

REGISTERED AGENT

NAME	ADDRESS	COUNTY
Alan L Jacobs	11175 Cicero Drive, Suite 100, Alpharetta, GA, 30022, USA	Fulton

INCORPORATOR(S)

NAME	TITLE	ADDRESS
Alan L Jacobs	INCORPORATOR	11175 Cicero Drive, Suite 100, Alpharetta, GA, 30022, USA

OPTIONAL PROVISIONS

N/A

AUTHORIZER INFORMATION	
AUTHORIZER SIGNATURE	Alan L. Jacobs
AUTHORIZER TITLE	Incorporator